CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,004,430	$232.91

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

January 2015 Pricing Supplement No. 222 Registration Statement No. 333-190038 Dated January 30, 2015 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Unlike conventional debt securities, the Auto-Callable Trigger Performance Leveraged Upside SecuritiesSM (the “Auto-Callable Trigger PLUS”) will pay no interest and do not guarantee any return of principal at maturity.  If the closing level of the underlier on the call observation date is greater than or equal to 115% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of $11.50 per Auto-Callable Trigger PLUS, or 115% of the stated principal amount.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlier.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive the stated principal amount of their investment.  However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value is less than the initial underlier value.  Under these circumstances, the amount investors receive will be less than 85% of the stated principal amount and could be zero.  The Auto-Callable Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the leverage feature, which applies only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than or equal to the initial underlier value, and the limited protection against loss that applies only if the final underlier value is greater than or equal to the trigger value, subject to automatic early redemption.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC, and any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  See “Risk Factors—Credit of issuer” in this document.
FINAL TERMS
Issuer:	Barclays Bank PLC
Underlier:	Russell 2000® Index (Bloomberg ticker symbol “RTY<Index>”)
Aggregate principal amount:	$2,004,430
Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Initial issue price:	$10 per Auto-Callable Trigger PLUS (see “Commissions and initial issue price” below)
Pricing date:	January 30, 2015
Original issue date:	February 4, 2015 (3 business days after the pricing date)
Call observation date†:	February 5, 2016, subject to postponement
Valuation date†:	January 30, 2018, subject to postponement
Maturity date†:	February 2, 2018, subject to postponement
Interest:	None
Early redemption:
If, on the call observation date, the closing level of the underlier is greater than or equal to the call threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the third business day following the call observation date.  The Auto-Callable Trigger PLUS will not be redeemed early if the closing level of the underlier is less than the call threshold level on the call observation date.  No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Call threshold level:	1,340.201, which is 115% of the initial underlier value (rounded to three decimal places)
Early redemption payment:	$11.50 per Auto-Callable Trigger PLUS (115% of the stated principal amount).
Payment at maturity (per Auto-Callable Trigger PLUS):
•      If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value:
$10 + leveraged upside payment
•      If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and  the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value:
$10
•     If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value:
$10 × underlier performance factor
This amount will be less than the stated principal amount of $10 and will represent a loss of at least 15%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.  Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Leverage factor:	118%. The leverage factor will be applicable only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than or equal to the initial underlier value.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$10	$10	$0.25(2) $0.05(3)	$9.70
Total	$2,004,430	$2,004,430	$60,132.90	$1,944,279.10
(1)
Our estimated value of the Auto-Callable Trigger PLUS on the pricing date, based on our internal pricing models, is $9.468 per Auto-Callable Trigger PLUS.  The estimated value is less than the initial issue price of the Auto-Callable Trigger PLUS.  See “Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each Auto-Callable Trigger PLUS they sell.  See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Auto-Callable Trigger PLUS.
One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Auto-Callable Trigger PLUS and hold such Auto-Callable Trigger PLUS for investment for a period of at least 30 days.  Accordingly, the total principal amount of the Auto-Callable Trigger PLUS may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of Auto-Callable Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Auto-Callable Trigger PLUS in the secondary market.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.
Investing in the Auto-Callable Trigger PLUS involves risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on page 11 of this document and on page S-6 of the prospectus supplement.  You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.
The Auto-Callable Trigger PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.
We may use this document in the initial sale of the Auto-Callable Trigger PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the Auto-Callable Trigger PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.
The Auto-Callable Trigger PLUS constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Index Supplement dated July 19, 2013

Terms continued from previous page:
Initial underlier value:	1,165.392, which is the closing level of the underlier on the pricing date
Final underlier value:	The closing level of the underlier on the valuation date
Closing level:
On any scheduled trading day, the closing level of the underlier as published at the regular weekday close of trading on that scheduled trading day as displayed on the Bloomberg Professional® service (“Bloomberg”) page as set forth under “Underlier” above or any successor page on Bloomberg or any successor service, as applicable.  Currently, whereas the underlier sponsor publishes the official closing level of the underlier to six decimal places, Bloomberg reports the closing level to fewer decimal places. As a result, the closing level of the underlier reported by Bloomberg may be lower or higher than the official closing level of the underlier published by the underlier sponsor.  In certain circumstances, the closing level will be based on the alternate calculation of the underlier as described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-98 of the accompanying prospectus supplement.

Leveraged upside payment:	$10 × leverage factor × underlier return
Trigger value:	990.583, which is 85% of the initial underlier value (rounded to three decimal places)
Underlier return:	(final underlier value – initial underlier value) / initial underlier value
Underlier performance factor:	final underlier value / initial underlier value
CUSIP/ISIN:	06743N801 / US06743N8011
Listing:	We do not intend to list the Auto-Callable Trigger PLUS on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
†
The maturity date, the call observation date and valuation date are subject to postponement.  See “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Postponement of call observation date and valuation date” and “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

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Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Additional Terms of the Auto-Callable Trigger PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the Auto-Callable Trigger PLUS are a part.  This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070.  As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the pricing date is based on our internal funding rates.  Our estimated value of the Auto-Callable Trigger PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Auto-Callable Trigger PLUS on the pricing date is less than the initial issue price of the Auto-Callable Trigger PLUS.  The difference between the initial issue price of the Auto-Callable Trigger PLUS and our estimated value of the Auto-Callable Trigger PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Auto-Callable Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Auto-Callable Trigger PLUS in the secondary market.  Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the Auto-Callable Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS and other costs in connection with the Auto-Callable Trigger PLUS that we will no longer expect to incur over the

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Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

term of the Auto-Callable Trigger PLUS.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Auto-Callable Trigger PLUS and any agreement we may have with the distributors of the Auto-Callable Trigger PLUS.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Auto-Callable Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 11 of this document.

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Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Investment Summary

Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

The Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018 (the “Auto-Callable Trigger PLUS”) can be used:

▪
To provide an opportunity to earn the early redemption payment, which is an amount equal to $11.50 per Auto-Callable Trigger PLUS, or 115% of the stated principal amount, if the closing level of the underlier on the call observation date is greater than or equal to the call threshold level.

▪	As an alternative to direct exposure to the underlier that, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, enhances returns for any positive performance of the underlier

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to enhance returns and outperform the underlier in a bullish scenario

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to achieve similar levels of upside exposure to the underlier as a direct investment while using fewer dollars by taking advantage of the leverage factor

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to provide limited protection against a loss of principal in the event of a decline of the underlier from the pricing date to the valuation date, but only if the final underlier value is greater than or equal to the trigger value

If the final underlier value is less than the trigger value, the Auto-Callable Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlier.

Maturity:	Approximately 3 years (unless redeemed earlier)
Call threshold level:	115% of the initial underlier value
Early redemption payment:	$11.50 (115% of the stated principal amount) per Auto-Callable Trigger PLUS
Leverage factor:	118% (applicable only if the final underlier value is greater than the initial underlier value and the Auto-Callable Trigger PLUS are not redeemed prior to maturity)
Trigger value:	85% of the initial underlier value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.
Interest:	None

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Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Key Investment Rationale

If the closing level of the underlier on the call observation date is greater than or equal to 115% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to $11.50, or 115% of the stated principal amount.   If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer leveraged exposure to any positive performance of the underlier. In exchange for enhanced performance of 118% of any appreciation of the underlier if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature.   If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlier at maturity. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, investors will receive the stated principal amount of their investment at maturity.  However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value is less than the initial underlier value.  Under these circumstances, the amount investors receive will be less than 85% of the stated principal amount and could be zero.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature
On the call observation date, if the closing level of the underlier is greater than or equal to the call threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment.  No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Leveraged Performance
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the underlier relative to a direct investment in the underlier.

Trigger Feature
At maturity, even if the value of the underlier has declined over the term of the Auto-Callable Trigger PLUS, investors will receive their stated principal amount, but only if the final underlier value is greater than or equal to the trigger value.

Upside Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 plus 118% of the underlier return.

Par Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 per Auto-Callable Trigger PLUS even though the value of the underlier has declined.

Downside Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay less than 85% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final underlier value from the initial underlier value.  For example, if the final underlier value is 55% less than the initial underlier value, the Auto-Callable Trigger PLUS will pay $4.50 per Auto-Callable Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS.  Accordingly, investors could lose their entire investment in the Auto-Callable Trigger PLUS.

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Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

How the Auto-Callable Trigger PLUS Work

The following diagrams and scenarios illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Call threshold level:	115% of the initial underlier value
Early redemption payment:	$11.50 per Auto-Callable Trigger PLUS (115% of the stated principal amount)
Leverage factor:	118%
Trigger value:	85% of the initial underlier value
Minimum payment at maturity:	None. You could lose your entire initial investment in the Auto-Callable Trigger PLUS.

Diagram #1: Call Observation Date

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Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

Scenario Analysis

▪
Early Redemption Scenario.  On the call observation date, if the closing level of the underlier is greater than or equal to the call threshold level of 115% of the initial underlier value, under the terms of Auto-Callable Trigger PLUS, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment of $11.50, or 115% of the stated principal amount.  If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪
Upside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the $10 stated principal amount plus 118% of the appreciation of the underlier from the initial underlier value to the final underlier value.

▪ For example, if the underlier appreciates by 3.00%, at maturity investors would receive a 3.54% return, or $10.354 per Auto-Callable Trigger PLUS.

▪ If the underlier appreciates by 30%, investors would receive a 35.40% return, or $13.54 per Auto-Callable Trigger PLUS, at maturity.  This is significantly more than the early redemption payment the investor would have received if the underlier had appreciated 30% or more as of the call observation date, and, as a result, the Auto-Callable Trigger PLUS were automatically redeemed.

▪
Par Scenario.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive the stated principal amount of $10 per Auto-Callable Trigger PLUS.

▪ For example, if the underlier depreciates by 5%, at maturity investors would receive the $10 stated principal amount per Auto-Callable Trigger PLUS.

▪
Downside Scenario.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will receive an amount that is less than 85% of the $10 stated principal amount and that

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Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

will reflect a 1% loss of principal for each 1% decline in the underlier.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

▪ For example, if the underlier depreciates 50%, investors would lose 50% of their principal and receive only $5.00 per Auto-Callable Trigger PLUS at maturity, or 50% of the stated principal amount.

If Not Redeemed Prior to Maturity, What Is the Total Return on the Auto-Callable Trigger PLUS at Maturity, Assuming a Range of Performances for the Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Auto-Callable Trigger PLUS, assuming the Auto-Callable Trigger PLUS are not redeemed prior to maturity.  The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00.  The table and examples set forth below assume a hypothetical initial underlier value of 100.00 and a hypothetical trigger value of 85.00 (or 85% of the hypothetical initial underlier value) and reflect the leverage factor of 118%.  The hypothetical initial underlier value of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial underlier value.  Please see “Russell 2000® Index Overview” below for recent actual values of the underlier.  The actual initial underlier value and trigger value are set forth on the cover of this document.  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Auto-Callable Trigger PLUS.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the Auto-Callable Trigger PLUS.

Final Underlier Value	Underlier Return	Underlier Performance Factor	Payment at Maturity	Total Return on Auto-Callable Trigger PLUS
150.00	50.00%	N/A	$15.900	59.00%
140.00	40.00%	N/A	$14.720	47.20%
130.00	30.00%	N/A	$13.540	35.40%
120.00	20.00%	N/A	$12.360	23.60%
110.00	10.00%	N/A	$11.180	11.80%
105.00	5.00%	N/A	$10.590	5.90%
102.50	2.50%	N/A	$10.295	2.95%
100.00	0.00%	N/A	$10.000	0.00%
90.00	-10.00%	90.00%	$10.000	0.00%
85.00	-15.00%	85.00%	$10.000	0.00%
80.00	-20.00%	80.00%	$8.000	-20.00%
70.00	-30.00%	70.00%	$7.000	-30.00%
60.00	-40.00%	60.00%	$6.000	-40.00%
50.00	-50.00%	50.00%	$5.000	-50.00%
40.00	-60.00%	40.00%	$4.000	-60.00%
30.00	-70.00%	30.00%	$3.000	-70.00%
20.00	-80.00%	20.00%	$2.000	-80.00%
10.00	-90.00%	10.00%	$1.000	-90.00%
0.00	-100.00%	0.00%	$0.000	-100.00%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios  are calculated.

Example 1: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier increases from the initial underlier value of 100.00 to a final underlier value of 150.00.
Because the final underlier value is greater than the initial underlier value and the underlier return is 50%, the investor receives a payment at maturity of $15.90 per $10 stated principal amount, calculated as follows:

$10 + leveraged upside payment

$10 + ($10 × leverage factor × underlier return)

$10 + ($10 × 118% × 50%) = $15.90

The total return on the Auto-Callable Trigger PLUS is 59.00%.

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Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Example 2: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of 100.00 to a final underlier value of 90.00.
Because the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, the payment at maturity is equal to the stated principal amount of $10.00 per Auto-Callable Trigger PLUS.

The total return on the Auto-Callable Trigger PLUS is 0.00%.

Example 3: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of 100.00 to a final underlier value of 50.00.
Because the final underlier value is less than the trigger value, the payment at maturity is equal to $5.00 per Auto-Callable Trigger PLUS, calculated as follows:

($10 × underlier performance factor)

= $10 × (final underlier value / initial underlier value)

= $10 × (50 / 100) = $5.00

The total return on the Auto-Callable Trigger PLUS is -50.00%.

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Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Risk Factors

An investment in the Auto-Callable Trigger PLUS involves significant risks.  We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.  Investing in the Auto-Callable Trigger PLUS is not equivalent to investing directly in the underlier or any of the securities composing the underlier.  The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable Trigger PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement and in the index supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

•	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;

•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”; and

•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

▪
The trigger feature provides protection only for a limited range of negative performance of the underlier, and the Auto-Callable Trigger PLUS do not pay interest or guarantee return of principal.  The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or guarantee payment of the principal amount at maturity.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value (which is 85% of the initial underlier value), the payment at maturity will be an amount in cash that is significantly less than the $10 stated principal amount of each Auto-Callable Trigger PLUS by an amount proportionate to the decrease in the final underlier value from the initial underlier value.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS and, accordingly, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.

▪
If the Auto-Callable Trigger PLUS are redeemed following the call observation date, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment.  If the closing level of the underlier on the call observation date is greater than or equal to the call threshold level of 115% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed.  In this scenario, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment of $11.50 per Auto-Callable Trigger PLUS (115% of the stated principal amount) regardless of the actual appreciation of the underlier, and no further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed.   In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪
Credit of issuer.  The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Auto-Callable Trigger PLUS, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Auto-Callable Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Auto-Callable Trigger PLUS.

▪
Early redemption risk.  The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as approximately 12 months by the early redemption feature of the Auto-Callable Trigger PLUS.  If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will receive no further payments and may be forced to reinvest in a lower interest rate environment.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the Auto-Callable Trigger PLUS in a comparable investment with a similar level of risk in the event the Auto-Callable Trigger PLUS are redeemed prior to the maturity date.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

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Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

▪
The Auto-Callable Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice.  Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily.  Because other dealers are not likely to make a secondary market for the Auto-Callable Trigger PLUS, the price, if any, at which you may be able to trade your Auto-Callable Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Auto-Callable Trigger PLUS.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Auto-Callable Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Auto-Callable Trigger PLUS .  The Auto-Callable Trigger PLUS are not designed to be short-term trading instruments.  Accordingly, you should be willing and able to hold your Auto-Callable Trigger PLUS to maturity.

▪
Potential conflicts.  We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable Trigger PLUS, including acting as calculation agent and hedging our obligations under the Auto-Callable Trigger PLUS.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS.  The calculation agent has determined the initial underlier value and the trigger value, will determine the final underlier value and whether the Auto-Callable Trigger PLUS will be automatically redeemed, and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final underlier value in the event of a discontinuance of the underlier, may adversely affect the payment to you at maturity.

▪
Suitability of the Auto-Callable Trigger PLUS for investment.  You should reach a decision to invest in the Auto-Callable Trigger PLUS only after carefully considering, with your advisors, the suitability of the Auto-Callable Trigger PLUS in light of your investment objectives and the specific information set out in this document, the prospectus supplement and the prospectus.  Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Auto-Callable Trigger PLUS for investment.

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the payment at maturity on the Auto-Callable Trigger PLUS is not based on the value of the underlier at any time other than on the valuation date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the payment at maturity is not based on the value of the underlier at any time other than on the valuation date and will be based solely on the final underlier value as compared to the initial underlier value.  Therefore, the payment at maturity, if any, that you will receive for your Auto-Callable Trigger PLUS may be significantly less than if the payment at maturity were linked to the value of the underlier at any time other than the valuation date.

▪
Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the underlier.  Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the underlier or the securities composing the underlier.  Investors in the Auto-Callable Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underlier.

▪
The Auto-Callable Trigger PLUS are subject to small-capitalization companies risk.  The underlier tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the underlier may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
Adjustments to the underlier could adversely affect the value of the Auto-Callable Trigger PLUS.  The underlier publisher may discontinue or suspend calculation or publication of the underlier at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Auto-Callable Trigger PLUS.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier value and, if the Auto-

January 2015	Page 12

Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Callable Trigger PLUS are not redeemed prior to maturity, could increase the trigger value, which is  the value at or above which the underlier must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Auto-Callable Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could potentially affect the value of the underlier on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪
The market price of the Auto-Callable Trigger PLUS will be influenced by many unpredictable factors.  Several factors will influence the value of the Auto-Callable Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Auto-Callable Trigger PLUS in the secondary market.  Although we expect that generally the value of the underlier on any day will affect the value of the Auto-Callable Trigger PLUS more than any other single factor, other factors that may influence the value of the Auto-Callable Trigger PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of the underlier;

o	dividend rates on the securities composing the underlier;

o	interest and yield rates in the market;

o	time remaining until the Auto-Callable Trigger PLUS mature;

o	supply and demand for the Auto-Callable Trigger PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underlier and that may affect the final underlier value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Russell 2000® Index Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per Auto-Callable Trigger PLUS if you try to sell your Auto-Callable Trigger PLUS prior to maturity.

▪
The estimated value of your Auto-Callable Trigger PLUS is lower than the initial issue price of your Auto-Callable Trigger PLUS.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is lower than the initial issue price of your Auto-Callable Trigger PLUS.  The difference between the initial issue price of your Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS.

▪
The estimated value of your Auto-Callable Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪
The estimated value of the Auto-Callable Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis.  Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Auto-Callable Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Auto-Callable Trigger PLUS in the secondary market.  As a result, the secondary market price of your Auto-Callable Trigger PLUS may be materially different from the estimated value of the Auto-Callable Trigger PLUS determined by reference to our internal pricing models.

▪
The estimated value of your Auto-Callable Trigger PLUS is not a prediction of the prices at which you may sell your Auto-Callable Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS and may be lower than the estimated value of your Auto-Callable Trigger PLUS.  The estimated value of the Auto-Callable Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be

January 2015	Page 13

Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

able to sell your Auto-Callable Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Auto-Callable Trigger PLUS.  Further, as secondary market prices of your Auto-Callable Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Auto-Callable Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Auto-Callable Trigger PLUS, secondary market prices of your Auto-Callable Trigger PLUS will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Auto-Callable Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪
The temporary price at which we may initially buy the Auto-Callable Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Auto-Callable Trigger PLUS.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Auto-Callable Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Auto-Callable Trigger PLUS on the pricing date, as well as the secondary market value of the Auto-Callable Trigger PLUS, for a temporary period after the initial issue date of the Auto-Callable Trigger PLUS.  The price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Auto-Callable Trigger PLUS.

▪
We and our affiliates may engage in various activities or make determinations that could materially affect your Auto-Callable Trigger PLUS in various ways and create conflicts of interest.  We and our affiliates establish the offering price of the Auto-Callable Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.  Additionally, the role played by Barclays Capital Inc., as a dealer in the Auto-Callable Trigger PLUS, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Auto-Callable Trigger PLUS.  For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Auto-Callable Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell these Auto-Callable Trigger PLUS instead of other investments.  We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Auto-Callable Trigger PLUS.  Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products.  These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Auto-Callable Trigger PLUS.  Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Auto-Callable Trigger PLUS.  Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Auto-Callable Trigger PLUS.  We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Auto-Callable Trigger PLUS into account in conducting these activities.

▪
The U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Auto-Callable Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Auto-Callable Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Auto-Callable Trigger PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the tax consequences of the ownership and disposition of the Auto-Callable Trigger PLUS could be materially and adversely affected.  In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Auto-Callable Trigger PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2015	Page 14

Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Russell 2000® Index Overview

The underlier was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The undelier is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the underlier consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000 and represented, as of November 30, 2014, approximately 10% of the total market capitalization of the Russell 3000. The Russell 3000, in turn, comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of November 30, 2014, approximately 98% of the U.S. equity markets open to public investment. For more information about the underlier, see “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in the accompanying index supplement.

 Information about the underlier as of market close on January 30, 2015:
Bloomberg Ticker Symbol:	RTY	52 Week High:	1,219.109
Current Closing Level:	1,165.392	52 Week Low:	1,049.303
52 Weeks Ago (1/31/2014):	1,130.882

The following table sets forth the published high, low and period-end closing levels of the underlier for each quarter for the period of January 2, 2008 through January 30, 2015.  The associated graph shows the closing levels of the underlier for each day in the same period.  The closing level of the underlier on January 30, 2015 was 1,165.392.  We obtained the closing levels below from Bloomberg, L.P., without independent verification.  Although the official closing levels of the underlier are published to six decimal places by the underlier sponsor, Bloomberg reports the closing levels of the underlier to fewer decimal places.  Historical performance of the underlier should not be taken as an indication of future performance.  Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing level of the underlier during the term of the Auto-Callable Trigger PLUS, including on the valuation date.  We cannot give you assurance that the performance of the underlier will result in the return of any of your initial investment.

Russell 2000® Index	High	Low	Period End
2008
First Quarter	753.548	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.281
Third Quarter	620.695	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350

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Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter (through January 30, 2015)	1,200.740	1,154.709	1,165.392

Underlier Historical Performance— January 2, 2008 to January 30, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Auto-Callable Trigger PLUS Based on the Value of the Russell 2000® Index due February 2, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:
The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date.  In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date.  See “Terms of the Notes — Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of call observation date and valuation date:
The call observation date and valuation date may be postponed due to the occurrence or continuance of a market disruption event on such date.

 See “Market disruption events and adjustments” below.

 Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent may adjust any variable described in this document, including but not limited to the call observation date, the valuation date, the maturity date, the initial underlier value, the trigger value and the final underlier value (and any combination thereof) as described in the following sections of the accompanying prospectus supplement:

•  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities”; and

•  For a description of further adjustments that may affect the underlier, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Minimum ticketing size:	$1,000 / 100 Auto-Callable Trigger PLUS
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.
Based on current market conditions, in the opinion of our special tax counsel, the Auto-Callable Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier.  Assuming this treatment is respected, upon a sale or exchange of the Auto-Callable Trigger PLUS (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Auto-Callable Trigger PLUS, which should equal the amount you paid to acquire the Auto-Callable Trigger PLUS.  This gain or loss should be long-term capital gain or loss if you hold your Auto-Callable Trigger PLUS for more than a year, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the original issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the

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underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.
Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Auto-Callable Trigger PLUS.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Auto-Callable Trigger PLUS.  Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Auto-Callable Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Auto-Callable Trigger PLUS through one or more of our subsidiaries.
We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Auto-Callable Trigger PLUS by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the Auto-Callable Trigger PLUS or any amounts payable on your Auto-Callable Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Validity of the Auto-Callable Trigger PLUS:
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Auto-Callable Trigger PLUS offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Auto-Callable Trigger PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 20, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 20, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Auto-Callable Trigger PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 20, 2014, which has been filed as an exhibit to the report on Form 6-K

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referred to above.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Auto-Callable Trigger PLUS.  We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each Auto-Callable Trigger PLUS they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Auto-Callable Trigger PLUS.

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